UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2015

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

181 W. Huntington Drive, Suite 202
Monrovia, CA	91016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 357-9983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2015, Joseph Alibrandi retired as a director of AeroVironment, Inc. (the “Company”), effective immediately.   Mr. Alibrandi had served as a director of the Company since 1999.

Also on July 31, 2015, the Company appointed Catharine Merigold to serve as a Class II director of the Company to replace Mr. Alibrandi, effective immediately.  The Board also appointed Ms. Merigold as a member of its Audit Committee.  As a Class II director, Ms. Merigold will be subject to reelection at the Company’s 2017 annual meeting of stockholders.

Ms. Merigold has been investing in and advising high-growth technology businesses for over 20 years as a venture capitalist.  She was a Vice President at Centennial Ventures from 1992 to 1994, and then founded and has been the managing partner of Vista Ventures, a venture firm specializing in investing in software, digital media and network sectors, since January 2000. Prior to founding Vista Ventures, Ms. Merigold served as the President and Chief Executive Officer of University Technology Corporation, a company that managed all technology transfer and associated equity holdings for the University of Colorado system, from 1999 to 2000, and as Vice President of Marketing and Sales for US West Wireless.  She began her career at Hewlett-Packard Company, serving in a variety of technical, marketing and sales management roles, including several years spent in Europe.   Ms. Merigold has served on a number of corporate boards and currently serves as a board observer for Market Force Information, Inc., a provider of customer intelligence solutions to large consumer companies, and a board member of P2Binvestor, Inc., a crowdlending platform providing asset based lines of credit to businesses, the Colorado Technology Association, and University License Equity Holdings Inc. (ULEHI), which manages all the equity holdings associated with technology transfer of the University of Colorado.  Ms. Merigold holds a bachelor’s degree in electrical engineering, with honors, from Washington University in St. Louis and an MBA from Stanford University.

In connection with her appointment, Ms. Merigold will be granted a restricted stock award in an amount equal to $170,000 pursuant to the terms of the Company’s Amended and Restated 2006 Equity Incentive Plan.  The number of shares of restricted stock to be issued will be determined based on the closing price of the Company’s common stock on the date of grant.  Subject to Ms. Merigold’s continued service to the Company, 20% of the shares of common stock subject to the restricted stock award will vest annually over a five-year period beginning one year from the date of grant.

There are no arrangements or understandings between Ms. Merigold and any other persons pursuant to which she was appointed as a director of the Company. There are also no family relationships between Ms. Merigold and any other director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.  Regulation FD Disclosure.

On August 6, 2015, the Company issued a press release announcing Mr. Alibrandi’s retirement from the board of directors and the appointment of Ms. Merigold as a director of the Company.  A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit
Number	Description
99.1	Press release issued by AeroVironment, Inc., dated August 6, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: August 6, 2015	By:	/s/ Douglas E. Scott
Douglas E. Scott
Senior Vice President, General Counsel and Corporate Secretary